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                                                                  EXHIBIT 99.j.1

                         MUTUAL FUND CUSTODY AGREEMENT

     THIS AGREEMENT is made this 21st day of February, 1991 by and between NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND (the "Fund"), and
UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company ("U.S. Trust").

                              W I T N E S S E T H

     WHEREAS, the Fund is registered as a closed-end diversified, management investment company under the Investment Company Act of 1940, as amended ("the 1940 Act"); and

     WHEREAS, the Fund desires to retain U.S. Trust to serve as the Fund's custodian and U.S. Trust is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints U.S. Trust to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. U.S. Trust accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 23 of this Agreement.

     2. DELIVERY OF DOCUMENTS. The Fund has furnished U.S. Trust with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of U.S. Trust as Custodian of the portfolio securities, cash and other property of the Fund and approving this Agreement;

          (b) Incumbency and signature certificates identifying and containing the signatures of the Fund's officers and/or the persons authorized to sign Proper Instructions, as hereinafter defined, on behalf of the Fund;

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     (c) The Fund's Declaration of Trust filed with the Commonwealth of
Massachusetts and all amendments thereto (such Declaration of Trust as currently in effect and as amended from time to time be amended, are herein called the ("Declaration");

     (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the "By-Laws"),

     (e) Resolutions of the Fund's Board of Trustees appointing the investment advisor of the Fund and resolutions of the Fund's Board of Trustees and the Fund's Shareholders approving the proposed Investment Advisory Agreement between the Fund and the advisor (the "Advisory Agreement");

     (f)  The Advisory Agreement

     (g) The Fund's Notification of Registration filed pursuant to Section 8(a) of the 1940 Act, as filed with the SEC; and

     (h) The Fund's Registration Statement on Form N-2 under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act") as filed with the SEC; and

     (i) The Fund's most recent prospectus including all amendments and supplements thereto (the "Prospectus").

     Upon request the Fund will furnish U.S. Trust with copies of all amendments of or supplements to the foregoing, if any. The Fund will also furnish U.S. Trust upon request with a copy of the opinion of counsel for the Fund with respect to the validity of the Shares and the status of such Shares under the 1933 Act filed with the SEC, and any other applicable federal law or regulation.

3. DEFINITIONS.

     (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means the Fund's President, Treasurer and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Proper Instructions on behalf of the Fund as set forth in resolutions of the Fund's Board of Trustees.

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     (b)  "Book-Entry System". As used in this Agreement, the term "Book-Entry
System" means a book-entry system authorized by the U.S. Department of Treasury, its successor or successors and its nominee or nominees.

     (c) Proper Instructions. Proper Instructions as used herein means a writing signed or initialled by two or more persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if U.S. Trust reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and U.S. Trust are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by U.S. Trust pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 9.

     (d)  "Property". The term "Property", as used in this Agreement, means:

             (i) any and all securities and other property of the Fund which the Fund may from time to time deposit, or cause to be deposited, with U.S. Trust or which U.S. Trust may from time to time hold for the Fund;

             (ii) all income in respect of any such securities or other property;

             (iii) all proceeds of the sales of any of such securities or other property; and

             (iv) all proceeds of the sale of securities issued by the Fund, which are received by U.S. Trust from time to time from or on behalf of the Fund.

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     (e)  "Securities Depository". As used in this Agreement, the term
"Securities Depository" shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Company's Board of Trustees approving deposits by U.S. Trust therein.

     4. DELIVERY AND REGISTRATION OF THE PROPERTY. The Fund will deliver or cause to be delivered to U.S. Trust all securities and all monies owned by it, including payments of interest, principal and capital distributions and cash received for the issuance of its Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any subcustodian appointed pursuant to Section 7 hereof. U.S. Trust will not be responsible for such securities and such monies until actually received by it. All securities delivered to U.S. Trust or to any such subcustodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of U.S. Trust or any nominee of U.S. Trust (with or without indication of fiduciary status) or in the name of any subcustodian or any nominee of such subcustodian appointed pursuant to Paragraph 7 hereof or shall be properly endorsed and in form for transfer satisfactory to U.S. Trust.

     5. VOTING RIGHTS. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Fund. U.S. Trust's only duty shall be to mail for delivery on the next business day to the Fund any documents received, including proxy statements and offering circulars, with any proxies for securities registered in a nominee name executed by such nominee. Where warrants, options, tenders or other securities have fixed expiration dates, the Fund understands that in order for U.S. Trust to act, U.S. Trust must receive the Fund's instructions at its offices in New York, addressed as U.S. Trust may from time to time request, by no later than noon (NY City time) at least one business day prior to the last scheduled date to act with respect

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thereto (or such earlier date or time as U.S. Trust may reasonably notify the
Fund). Absent U.S. Trust's timely receipt of such instructions, such instruments will expire without liability to U.S. Trust.

     6. RECEIPT AND DISBURSEMENT OF MONEY.

     (a) U.S. Trust shall open and maintain a custody account for the Fund, subject only to draft or order by U.S. Trust acting pursuant to the terms of this Agreement, and shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Fund other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by U.S. Trust for the Fund may be deposited by it to its credit at U.S. Trust in the Banking Department of U.S. Trust or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act, and that each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by U.S. Trust in its capacity as Custodian and shall be withdrawable by U.S. Trust only in that capacity.

     (b) Upon receipt of Proper Instructions (which may be continuing instructions as deemed appropriate by the parties) U.S. Trust shall make payments of cash to, or for the account of, the Fund from such cash only (i) for the purchase of securities, options, futures contracts or options on futures contracts for the Fund as provided in Section 13 hereof; (ii) in the case of a purchase of securities effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 8 hereof;
(iii) in the case of repurchase agreements entered into between the Fund and U.S. Trust, or another bank, or a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), either (a) against delivery of the securities either in certificate form or through an entry crediting U.S. Trust's account at the Federal Reserve Bank with such securities or (b) against delivery of the receipt evidencing purchase by the Fund of securities owned by


                                       5

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U.S. Trust along with written evidence of the agreement by U.S. Trust to repurchase such securities from the Fund, (iv) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund; (v) for the payment of dividends or other distributions on shares declared pursuant to the governing documents of the Fund, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Fund under the terms of this Agreement, any Advisory Agreement, or any administration agreement; (vi) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to U.S. Trust; (vii) to a subcustodian pursuant to Section 7 hereof; (viii) for such common expenses incurred by the Fund in the ordinary course of its business, including but not limited to printing and mailing expenses, legal fees, accountants fees, exchange fees. Or (ix) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

       (c) U.S. Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

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     7.  RECEIPT AND DELIVERY OF SECURITIES.

     (a) Except as provided by Section 8 hereof, U.S. Trust shall hold and physically segregate all securities and noncash Property received by it for the Fund. All such securities and non-cash Property are to be held or disposed of by U.S. Trust for the Fund pursuant to the terms of this Agreement. In the absence of Proper Instructions accompanied by a certified resolution authorizing the specific transaction by the Fund's Board, U.S. Trust shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any director, officer, employee or agent of the Fund withdraw any securities. In connection with its duties under this Section 7, U.S. Trust may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by U.S. Trust for the account of the Fund pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with U.S. Trust to comply with all relevant provisions of the 1940 Act and applicable rules and regulations


                                       7

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thereunder. U.S. Trust will be liable for acts or omissions of any subcustodian.
U.S. Trust shall employ subcustodians upon receipt of Proper Instructions, but only in accordance with an applicable vote by the Board of Directors of the Fund.

     (b) Promptly after the close of business on each day U.S. Trust shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities are transferred to the account of the Fund established at a Securities Depository or Book Entry System pursuant to Section 8 hereof, U.S. Trust shall also by book-entry or otherwise identify as belonging to such Fund the quantity of securities in a fungible bulk of securities registered in the name of U.S. Trust (or its nominee) or shown in U.S. Trust's account on the books of a Securities Depository or Book-Entry System. At least monthly and from time to time, U.S. Trust shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

     8. USE OF SECURITIES DEPOSITORY OR BOOK-ENTRY SYSTEM. The Fund shall deliver to U.S. Trust a certified resolution of the Board of Trustees of the Fund approving, authorizing and instructing U.S. Trust on a continuous and ongoing basis until instructed to the contrary by Proper Instructions actually received by U.S. Trust (i) to deposit in a Securities Depository or Book-Entry System all securities of the Fund eligible for deposit therein and (ii) to utilize a Securities Depository or Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

     (a) Securities and any cash of the Fund deposited in a Securities Depository or Book-Entry System will at all times (1) be represented in an account of U.S. Trust in the Securities Depository or Book Entry System (the "Account") and (2) be segregated from any assets and cash controlled by U.S. Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. U.S. Trust will effect


                                       8

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payment for securities and receive and deliver securities in accordance with accepted industry practices as set forth in (b) below, unless the Fund has given U.S. Trust Proper Instructions to the contrary. The records of U.S. Trust with respect to securities of the Fund maintained in a Securities Depository or Book Entry System shall identify by book-entry those securities belonging to the Fund.

     (b) U.S. Trust shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book Entry System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of U.S. Trust to reflect such payment and transfer for the account of the Fund. Upon receipt of Proper Instructions, U.S. Trust shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book Entry System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of U.S. Trust to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities Depository or Book Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by U.S. Trust and be provided to the Fund at its request. Upon request, U.S. Trust shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in a Securities Depository or Book Entry System for the account of the Fund.

     (c) U.S. Trust shall provide the Fund with any report obtained by U.S. Trust on the Securities Depository or Book Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities Depository or Book Entry System;

     (d) All Books and records maintained by U.S. Trust which relate to the Fund participation in a Securities Depository or Book-Entry System will at all times during U.S. Trust's regular business hours be open to the inspection of the Fund's duly authorized


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employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

     (e) Anything to the contrary in this Agreement notwithstanding, U.S. Trust shall be liable to the Fund for any loss or damage to the Fund resulting from any negligence, misfeasance or misconduct of U.S. Trust or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book Entry Systems or from failure of U.S. Trust or any such agent to enforce effectively such rights as it may have against such Securities Depository or Book Entry System; at the election of the Fund, it shall be entitled to be subrogated to the rights of U.S. Trust with respect to any claim against the Securities Depository or Book Entry System or any other person which U.S. Trust may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     9. SEGREGATED ACCOUNT. U.S. Trust shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by U.S. Trust pursuant to Section 8 hereof, (i) in accordance with the provisions of any agreement among the Fund, U.S. Trust and a broker-dealer registered under the Securities and Exchange Act of 1934 and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,
(iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the


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Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     10.  INSTRUCTIONS CONSISTENT WITH THE ARTICLES, ETC.

     (a) Unless otherwise provided in this Agreement, U.S. Trust shall act only upon Proper Instructions. U.S. Trust may assume that any Proper Instruction received hereunder are not in any way inconsistent with any provision of the Declaration or By-Laws or any vote or resolution of the Fund's Board of Trustees or any committee thereof. U.S. Trust shall be entitled to rely upon any Proper Instructions actually received by U.S. Trust pursuant to this Agreement. The Fund agrees that U.S. Trust shall incur no liability in acting in good faith upon Proper Instructions given to U.S. Trust, except to the extent such liability was incurred as a result of U.S. Trust's negligence or willful misconduct. In accord with instructions from the Fund, as required by accepted industry practice or as U.S. Trust may elect in effecting the execution of Fund instructions, advances of cash or other Property made by U.S. Trust, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities owed to U.S. Trust by the Fund, or to any other party which has secured judgment in a court of law against the Fund which creates an overdraft in the accounts or overdelivery of Property, shall be deemed a loan by U.S. Trust to the Fund, payable on demand, bearing interest at such rate customarily charged by U.S. Trust for similar loans.

     (b) The Fund agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which the Fund may give by


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telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess, or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as U.S. Trust may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which U.S. Trust makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage incurred by U.S. Trust or by the Fund as a result of U.S. Trust's acting in accordance with instructions from any unauthorized person using the proper security device except to the extent such loss, liability or damage was incurred as a result of U.S. Trust's negligence or willful misconduct. U.S. Trust may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Fund. In the event that the Fund uses U.S. Trust's Asset Management system or any successor electronic communications or information system, the Fund agrees that U.S. Trust is not responsible for the consequences of the failure of that system to perform for any reason, beyond the reasonable control of U.S. Trust, or the failure of any communications carrier, utility, or communications network. In the event that system is inoperable, the Fund agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to U.S. Trust's facsimile receiving equipment or by letter, at no additional charge to the Fund.

     (c) U.S. Trust shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by U.S. Trust from issuers of the securities being held for the Fund. With respect to tender or exchange offers, U.S. Trust shall transmit promptly by facsimile to the Fund all written information received by U.S. Trust from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to

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take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify U.S. Trust at least three business days prior to the date on which U.S. Trust is to take such action or upon the date such notification is first received by the Fund, if later. If any Property registered in the name of a nominee of U.S. Trust is called for partial redemption by the issuer of such property, U.S. Trust is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by U.S. Trust in its sole discretion.

     11. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. U.S. Trust is authorized to take the following action without Proper Instructions:

     (a)  COLLECTION OF INCOME AND OTHER PAYMENTS.  U.S. Trust shall:

          (i) collect and receive on a timely basis for the account of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Fund, and promptly advise the Fund of such receipt and shall credit such income, as collected, to the Fund. From time to time, U.S. Trust may elect, but shall not be obligated, to credit the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Fund or U.S. Trust. Any such crediting and posting shall be at the Fund's sole risk, and U.S. Trust shall be authorized to reverse any such advance posting in the event it does not receive good funds from any such payor, central depository, broker or agent of the Customer. U.S. Trust agrees to promptly notify the Fund of the reversal of any such advance posting.

          (ii) endorse and deposit for collection in the name of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

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          (iii)  receive and hold for the account of the Fund all securities received by the Fund as a result of a stock dividend, share split-up or reorganization, merger, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Fund held by U.S. Trust hereunder;

          (iv) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable;

          (v) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;

          (vi) to effect an exchange of the securities where the par value is changed, and to surrender securities at maturity or upon an earlier call for redemption, or when securities otherwise become payable, against payment therefore in accordance with accepted industry practice. If any Property registered in the name of a nominee of U.S. Trust is called for partial redemption by the issuer of such property, U.S. Trust is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by U.S. Trust in its sole discretion.

     (b) Miscellaneous Transactions. U.S. Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefore for examination by a dealer selling for the account of the Fund in accordance with street delivery custom.

     12. TRANSACTIONS REQUIRING INSTRUCTIONS. In addition to the actions requiring Proper Instructions set forth herein, upon receipt of Proper Instructions and not otherwise, U.S. Trust, directly or through the use of a Securities Depository or Book-Entry System, shall:

     (a) Execute and deliver to such persons as may be designated in such Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

     (b) Deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any issuer of securities or corporation, or the exercise of any conversion privilege;

     (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any issuer of securities or corporation, against receipt of such certificates of deposit, interim receipts or other instruments or documents, and cash, if any, as may be issued to it to evidence such delivery;

     (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

     (e) Release securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to U.S. Trust of the monies borrowed, or upon receipt of adequate collateral as agreed upon by the Fund and U.S. Trust which may be in the form of cash or obligations issued by the U.S. government, its agencies or instrumentalities, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan; and

     (f) Deliver securities in accordance with the provisions of any agreement among the Fund, U.S. Trust and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds;

     (g) Deliver securities in accordance with the provisions of any agreement among the Fund, U.S. Trust and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund; and

     (h) Deliver securities against payment of other consideration or written receipt therefor for transfer of securities into the name of the Fund or U.S. Trust or a nominee of either, or for exchange or securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to U.S. Trust;

     (i) Exchange securities in temporary form for securities in definitive form;

     (j) Surrender, in connection with their exercise, warrants, rights or similar securities, provided that in each case, the new securities and cash, if any, are to be delivered to U.S. Trust;

     (k) Deliver securities upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     (l) Deliver securities pursuant to any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Funds and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     13. PURCHASE OF SECURITIES. Promptly after each purchase of securities, options, futures contracts or options on futures contracts by the investment advisor, the Fund shall deliver to U.S. Trust (as Custodian) Proper Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares of the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Fund name. U.S. Trust shall upon receipt of securities purchased by or for the Fund registered in the name of the Fund or in the name of a nominee of U.S. Trust or of the Fund or in proper form for transfer or upon receipt of evidence of title to options, futures contracts or options on futures contracts purchased by the Fund, pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Proper Instructions. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of securities for the account of the Fund is made by U.S. Trust in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, U.S. Trust shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by U.S. Trust.

     14. SALE OF SECURITIES. Promptly after each sale of securities by the Fund at the instruction of the investment advisor, the Fund shall deliver to U.S. Trust (as Custodian) Proper Instructions, specifying with respect to each such sale; (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the Fund name. U.S. Trust shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Proper Instructions. Subject to the foregoing, U.S. Trust may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

      15. AUTHORIZED SHARES. The Fund has an unlimited number of authorized shares.

      16. RECORDS. The books and records pertaining to the Fund which are in the possession of U.S. Trust shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representative, shall have access to such books and records at all times during U.S. Trust's normal business hours, and such books and records shall be surrendered to the Fund promptly upon request. Upon reasonable request of the Fund, copies of any such books and records shall be provided by U.S. Trust to the Fund or the Fund's authorized representative at the Fund's expense.

      17. COOPERATION WITH ACCOUNTANTS. U.S. Trust shall cooperate with the Fund's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's Form N-2, Form N-SAR and other reports to the Securities and Exchange Commission and with respect to any other requirement of such Commission.

      18. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. U.S. Trust shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities Depository or Book Entry System, relating to the services provided by U.S. Trust under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

      19. CONFIDENTIALITY. U.S. Trust agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to the advisors and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where U.S. Trust may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Nothing contained herein, however, shall prohibit U.S. Trust from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential Shareholders of the Fund.

      20. EQUIPMENT FAILURES. In the event of equipment failures beyond U.S. Trust's control, U.S. Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. U.S. Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for back up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

       21. RIGHT TO RECEIVE ADVICE.

       (a) Advice of Fund. If U.S. Trust shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund clarification or advice.

       (b) Advice of Counsel. If U.S. Trust shall be in doubt as to any question of law involved in any action to be taken or omitted by U.S. Trust, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or U.S. Trust, at the option of U.S. Trust).

       (c) Conflicting Advice. In case of conflict between directions or advice received by U.S. Trust pursuant to subparagraph (a) of this paragraph and advice received by U.S. Trust pursuant to subparagraph (b) of this paragraph, U.S. Trust shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

       (d) Protection of U.S. Trust. U.S. Trust shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraphs (a) or (b) of this section which U.S. Trust, after receipt of any such directions or advice, in good faith believes to be consistent with such directions or advice. However, nothing in this paragraph shall be construed as imposing upon U.S. Trust any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to U.S. Trust's properly taking or omitting to take such action. Nothing in this subsection shall excuse U.S. Trust when an action or omission on the part of U.S. Trust constitutes willful misfeasance, bad faith, negligence or reckless disregard by U.S. Trust of its duties under this Agreement.

       22. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Fund assumes full responsibility for insuring that the contents of each Prospectus of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

      23. COMPENSATION. As compensation for the services rendered by U.S. Trust during the term of this Agreement, the Fund will pay to U.S. Trust, in addition to reimbursement of its out-of-pocket expenses, monthly fees as outlined in Exhibit A.

      24. INDEMNIFICATION. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless U.S. Trust and its nominees from all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements (hereafter "liabilities and expenses"), arising directly or indirectly from any action or thing which U.S. Trust takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund, or (ii) upon Proper Instructions, provided, that neither U.S. Trust nor any of its nominees or subcustodians shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of (x) U.S. Trust's or such nominee's or subcustodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement or any agreement between U.S. Trust and any nominee or subcustodian or (y) U.S. Trust's own negligent failure to perform its duties under this Agreement. U.S. Trust similarly agrees to indemnify and hold harmless the fund from all liabilities and expenses arising directly or indirectly from U.S. Trust's or such nominee's or sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this agreement. In the event of any advance of cash for any purpose made by U.S. Trust resulting from orders or Proper Instructions of the Fund, or in the event that U.S. Trust or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard, the Fund shall promptly reimburse U.S. Trust for such advance of cash or such taxes, charges, expenses, assessments, claims or liabilities.

      25. RESPONSIBILITY OF U.S. TRUST. In the performance of its duties hereunder, U.S. Trust shall be obligated to exercise care and diligence and to act in good faith to insure the accuracy and completeness of all services performed under this Agreement. U.S. Trust shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, U.S. Trust shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith, or negligence on the part of U.S. Trust or such subcustodian or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, U.S. Trust in connection with its duties under this Agreement shall, so long as and to the extent it is in the exercise of reasonable care, not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which U.S. Trust believes to be genuine, (b) the validity of the issue of any securities purchased or sold by the Fund, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (c) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (d) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, (e) the legality of the declaration or payment of any dividend or distribution on Shares, of (f) delays or errors or loss of data occurring by reason of circumstances beyond U.S. Trust's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Section 20), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation, communication or power supply.

      26. COLLECTION OF INCOME. U.S. Trust shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by U.S. Trust or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, U.S. Trust shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 9 shall be the responsibility of the Fund. U.S. Trust will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

      27. OWNERSHIP CERTIFICATES FOR TAX PURPOSES. U.S. Trust shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.


      28.  EFFECTIVE PERIOD: TERMINATION AND AMENDMENT.

      This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that U.S. Trust shall not act under Section 8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities Depository or Book Entry

System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities Depository and/or Book Entry System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for U.S. Trust by giving notice as described above to U.S. Trust, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for U.S. Trust by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Agreement, the Fund shall pay to U.S. Trust such compensation as may be due as of the date of such termination and shall likewise reimburse U.S. Trust for its costs, expenses and disbursements.


      29.  SUCCESSOR CUSTODIAN.

      If a successor custodian shall be appointed by the Board of Trustees of the Fund, U.S. Trust shall, upon termination, deliver to such successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities Depository or Book Entry System.

      If no such successor custodian shall be appointed, U.S. Trust shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to U.S. Trust on or before the date when such termination shall become effective, then U.S. Trust shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by U.S. Trust and all instruments held by U.S. Trust relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities Depository or Book Entry System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of U.S. Trust after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, U.S. Trust shall be entitled to fair compensation for its services during such period as U.S. Trust retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of U.S. Trust shall remain in full force and effect.

      30. NOTICES. All notices and other communications (collectively referred to as "Notice" or "Notices") in this section hereunder shall be in writing and shall be first sent by telegram, cable, telex, or facsimile sending device and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to U.S. Trust, at U.S. Trust's address, 114 West 47th Street, New York, New York, 10036-1532, facsimile number (212) 852-1488; (b) if to the Fund, at the address of the Fund Attention: Portfolio Manager, facsimile number (312) 917-8211; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notices sent by overnight mail shall be deemed to have been given the next business day. Notices sent by messenger shall be deemed to have been given on the day delivered, and notices sent by confirming telegram, cable, telex or facsimile sending device shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

      31. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      32. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      33. MISCELLANEOUS. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      34. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or sharesholders individually but are binding only upon the assets and property of the Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year second above written.


                                        UNITED STATES TRUST
                                        COMPANY OF NEW YORK

Attest: Jacqueline Binder               By: Peter C. Arrighetti
        ----------------------              ---------------------------
        JACQUELINE BINDER                   PETER C. ARRIGHETTI
        ASSISTANT VICE PRESIDENT            VICE PRESIDENT


                                        NUVEEN FLORIDA INVESTMENT QUALITY
                                        MUNICIPAL FUND





Attest: Larry W. Martin                 By: O. Walter Renfftlen
        ----------------------              --------------------------
        LARRY W. MARTIN                     O. WALTER RENFFTLEN
        ASSISTANT GENERAL COUNSEL           VICE PRESIDENT &
                                            CONTROLLER

                                   EXHIBIT A

                              CUSTODY SERVICE FEE

Administration and Maintenance Fee

     .03% (3-Basis Points) on first $50 million
     .02% (2-Basis Points) on next $50 million
     .01% (1-Basis Point) on remainder

Transaction Fees

     $15.00 Per Book Entry Transaction
     $25.00 Per Physical Transaction
     $35.00 Per Future Contract or Option Wire
      $8.00 Per Wire Transfer

Earnings on Balances

An earning credit, adjusted on a monthly basis, will be applied against the Custody Service Fee and Fund Accounting Fee equal to 75% of the latest available three month average of the 91 day treasury bill coupon equivalent rate times the average collected balance in the custodian account (or accounts) for the month billed. If the credit exceeds the fees for the month, this excess is carried forward to subsequent months. However, this carryforward is only available as a credit against fees incurred through December 31 of each calendar year and expires effective January 1 of the following year.


NOTES:

     1.  Schedule should be applied separately to each fund;
         All fees are billed monthly.

     2. Add $5.00 per book entry transaction and physical transaction if U.S. Trust inputs trades.

     3.  Minimum charge of $1,000 per month.


NUVEEN FLORIDA INVESTMENT QUALITY           UNITED STATES TRUST COMPANY
MUNICIPAL FUND                              OF NEW YORK


By  /s/  O. Walter Renfftlen                By  /s/  [SIG]
   -----------------------------               -----------------------------

Title    V.P. & Controller                  Title    Vice President
      --------------------------                  --------------------------

Date     2-13-91                            Date     2-8-91
      --------------------------                  --------------------------

               NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND

                                 AMENDMENT TO
                         MUTUAL FUND CUSTODY AGREEMENT
                         -----------------------------

     AGREEMENT made this 25th day of February, 1991 by and between UNITED STATES TRUST COMPANY OF NEW YORK ("Custodian") and NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND (the "Fund").

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the Custodian and the Fund are parties to a Mutual Fund Custody Agreement dated February 21, 1991 (the "Agreement") that governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

     WHEREAS, the Fund and the Custodian wish to clarify the circumstances under which the Custodian may advance cash to the Fund and provide to the Custodian a security interest in Fund securities in connection with any such advances;

     NOW THEREFORE, in consideration of the mutual agreements contained herein and in the Agreement as hereby amended, the Custodian and the Fund hereby agree to amend the Agreement by adding thereto a new Section 6A, said new Section to read as follows:

          "6A. Advances by Custodian. The Fund may from time to time purchase securities for settlement payable in "next day" funds and provide for payment for such transactions by selling securities for settlement in "same day" funds settling on the day after settlement of the Fund's purchase transaction. Under these circumstances the Fund may require the Custodian to advance funds in amounts not exceeding 20% of the value of the Fund's assets at the time of the advance for payment of the securities purchase transaction, and the Custodian shall recover an amount equal to its advance, without interest, from the proceeds of the securities sale. In addition to the foregoing, the Custodian may from time to time agree to advance cash to the Fund, without interest, for the Fund's other proper corporate purposes. If the Custodian advances cash for any purpose, the Fund shall and hereby does grant to the Custodian a security interest in Fund securities equal in value to the amount of the cash advance but in no event shall the value of securities in which a security interest has been granted exceed 20% of the value of the Fund's total assets at the time of the pledge; should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to reasonably dispose of any securities in which it has a security interest to the extent necessary to obtain reimbursement."

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                 NUVEEN FLORIDA INVESTMENT QUALITY
                                        MUNICIPAL FUND

Katherine A. Erwin                                   [SIG]
----------------------                  ----------------------------------
Assistant Secretary                     Vice President



ATTEST:                                 UNITED STATES TRUST COMPANY OF NEW YORK


/s/ Jacqueline Binder                                [SIG]
-------------------------               -----------------------------------
Assistant Secretary                     Vice President